Exhibit 32.2
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Jeff A. Stevens, Chief Executive Officer and Director, and Karen B. Davis, Executive Vice President and Chief Financial Officer, of the general partner of Northern Tier Energy LP, (the “Partnership”), each certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 5, 2017

/s/ Jeff A. Stevens
Jeff A. Stevens
Chief Executive Officer of
Northern Tier Energy GP LLC

/s/ Karen B. Davis
Karen B. Davis
Executive Vice President and Chief Financial Officer of
Northern Tier Energy GP LLC